UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

Item 8.01 — Other Events

On June 18, 2025, MineralRite Corporation (the “Company”) received written correspondence from the Office of the Chief Accountant of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”), granting relief under Rule 3-13 of Regulation S-X. The SEC staff permitted the Company to omit the financial statements of Peeples, Inc., a recently acquired subsidiary, from certain filings otherwise required under Regulation S-X.

This waiver was granted in response to the Company’s requests dated May 21, May 27, and June 2, 2025, and was based on the specific facts and representations made by the Company to the SEC. The waiver allows the Company to proceed with filings that omit the historical financial statements of Peeples, Inc., consistent with the guidance provided by the SEC in its correspondence.

This waiver was requested in response to SEC Staff comments on the Company's recently filed Form 10, as amended.

A copy of the SEC’s waiver letter is attached to this Form 8-K as Exhibit 99.1 and may be referenced in future regulatory filings as applicable.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from those anticipated. For more information regarding risk factors that may affect the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	SEC Waiver Letter dated June 18, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MineralRite Corporation

By: /s/ James Burgauer
Name: James Burgauer
Title: Chief Executive Officer
Date: June 19, 2025